UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2020

AVALONBAY COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-12672	77-0404318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4040 Wilson Blvd., Suite 1000

Arlington, Virginia 22203

(Address of Principal Executive Offices) (Zip Code)

(703) 329-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AVB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On May 22, 2020, AvalonBay Communities, Inc. (the “Company”) closed the public offering (the “Offering”) of an aggregate of $600,000,000 principal amount of its 2.450% Medium-Term Notes due 2031 (the “Notes”).

The Offering was made pursuant to a Pricing Supplement dated May 8, 2020, a Prospectus Supplement dated February 23, 2018 and a Prospectus dated February 23, 2018 relating to the Company’s Shelf Registration Statement on Form S-3 (File No. 333-223183). The Terms Agreement, dated May 8, 2020, by and among the Company and Citigroup Global Markets Inc., BofA Securities, Inc., SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, as representatives of the agents named therein, is filed as Exhibit 1.1 to this report.

The Notes were issued under an Indenture between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), dated as of February 23, 2018, a First Supplemental Indenture between the Company and the Trustee, dated as of March 26, 2018, and a Second Supplemental Indenture between the Company and the Trustee, dated as of May 29, 2018.

The Notes bear interest from May 22, 2020, with interest on the Notes payable semi-annually on January 15 and July 15, beginning on July 15, 2020. The Notes will mature on January 15, 2031.

The Company will use a portion of the net proceeds, after estimated issuance costs, of approximately $592,400,000 from the sale of the Notes to redeem its Floating Rate Notes due 2021 (the "2021 Notes") in the aggregate principal amount of $300,000,000, plus accrued interest to the date of redemption. The Company gave notice of redemption in full of the 2021 Notes to the Trustee on May 8, 2020. The Company will use the proceeds from the sale of the Notes that are not used to redeem the 2021 Notes for general corporate purposes, which may include the acquisition, development and redevelopment of apartment communities and repayment and refinancing of other indebtedness, which may include indebtedness outstanding under its $1,750,000,000 unsecured revolving credit facility. Borrowings under the Company's unsecured revolving credit facility were used to fund the acquisition, development and redevelopment of apartment communities, to repay outstanding indebtedness and for general working capital purposes. Pending such uses, the Company may invest the net proceeds from the sale of the Notes in short-term demand deposits, short-term money market funds or investment grade securities or other similar investments.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1*	Terms Agreement, dated May 8, 2020, by and among the Company and Citigroup Global Markets Inc., BofA Securities, Inc., SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, as representatives of the agents named therein

5.1*	Legal Opinion of Goodwin Procter LLP, dated May 22, 2020

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

104	Cover Page lnteractive Data File (embedded within the Inline XBRL document).

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

May 22, 2020

	By:	/s/ Kevin P. O’Shea
	Name:	Kevin P. O’Shea
	Title:	Chief Financial Officer

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